Exhibit 7.1

January 18, 2024

Office of the Chief Accountant

Securities and Exchange Commission

460 Fifth Street N. W.

Washington, DC 20549

Re: Genvor Incorporated

Commission File Number 000-56589

Dear Sirs:

We have received a copy of, and are in agreement with, the statements being made by Genvor Incorporated in Item 4.02 of its Form 8-K/A dated January 18, 2024 and captioned “Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review”.

We hereby consent to the filing of this letter as an exhibit to the foregoing report on Form 8-K/A.

Sincerely,

Turner, Stone & Company LLP